Exhibit 99.3

Alfred T. Mockett Chief Executive Officer Dex One Corporation 1001 Winstead Drive Cary, NC 27513 919-297-1110 Alfred.Mockett@DexOne.com

Good morning,	August 21, 2012

This morning Dex One and SuperMedia announced that both companies’ boards of directors have unanimously approved a definitive merger agreement to combine the two companies in a stock-for-stock transaction. The combined company will be called Dex Media and our equity holders will own 60 percent of the company when the merger closes. I am fully supportive of this transaction and firmly believe it is in the long-term best interests of our investors, employees, customers and consumers.

The two companies fit well together. Our combined scale and scope creates a powerful platform to penetrate more of the market and improve our competitive position. The merger will accelerate the pace of the transformation each of us was pursuing independently and further support our efforts to strengthen the balance sheet.

When such an event takes place it is usual not to have all the details worked out at announcement time. At this point, we haven’t confirmed where the headquarters will be, what the management structure will look like, or what jobs will be impacted after the transaction is completed.

Integration planning will start immediately and proceed over the next several weeks. This process will lead to the answers we do not yet have.

I’m very proud of the work we have accomplished together in my two years as CEO of Dex One, but once the merger closes, I will be leaving the company. Peter McDonald, SuperMedia CEO will be the CEO of the new company.

A number of the Leadership Team and I are in New York and will be talking to investors, debt holders and media this morning about the merger. Also, I look forward to covering the transaction in more detail with you later today in a live webcast, on which I will also answer your questions. Watch for meeting invites shortly.

Alfred

Click to read the news release.

www.DexOne.com

Important Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger transaction between SuperMedia Inc. (“SuperMedia”) and Dex One Corporation (“Dex”) will be submitted to the respective stockholders of SuperMedia and Dex. In connection with the proposed transaction, Newdex, Inc., a subsidiary of Dex (“Newdex”), will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement/prospectus to be used by SuperMedia and Dex to solicit the required approval of their stockholders and that also constitutes a prospectus of Newdex. INVESTORS AND SECURITY HOLDERS OF SUPERMEDIA AND DEX ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement/prospectus will be sent to security holders of SuperMedia and Dex seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other relevant documents filed by SuperMedia and Dex with the SEC from the SEC’s website at www.sec.gov. Copies of the documents filed by SuperMedia with the SEC will be available free of charge on SuperMedia’s website at www.supermedia.com under the tab “Investors” or by contacting SuperMedia’s Investor Relations Department at (877) 343-3272. Copies of the documents filed by Dex with the SEC will be available free of charge on Dex’s website at www.dexone.com under the tab “Investors” or by contacting Dex’s Investor Relations Department at (800) 497-6329.

SuperMedia and Dex and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in SuperMedia’s proxy statement relating to its 2012 Annual Meeting of Shareholders and Dex’s proxy statement relating to its 2012 Annual Meeting of Stockholders, as filed with the SEC on April 11, 2012 and March 22, 2012, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the sources described above. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement/prospectus and other relevant documents regarding the transaction (when available), which will be filed with the SEC.